EXHIBIT 10.44

AMENDMENT NUMBER THREE

TO

CONSULTING AGREEMENT

This Amendment Number Three to Consulting Agreement (this “Amendment”) is entered into this 13th day of October, 2017, between T2 Biosystems, Inc., a Delaware corporation (the "Company"), and Dr. Robert Langer (the “Consultant”).  Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Consulting Agreement (as defined below).

Recitals

A.The Company and the Consultant have entered into that certain Consulting Agreement, dated as of July 20, 2006, as amended by that certain letter dated March 20, 2013 and further amended by that certain letter dated July 24, 2014 (collectively, the “Consulting Agreement”), pursuant to which the Consultant agreed to provide certain services to the Company on the terms and conditions set forth therein.

B.The Company and the Consultant mutually desire to amend the Consulting Agreement to revise certain terms relating to, among other things, the term of the Consulting Agreement and the compensation of the Consultant.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Consulting Agreement in accordance with Section 20 of the Consulting Agreement as follows:

1.Amendment of Term. The first sentence of Section 6 of the Consulting Agreement is hereby amended by deleting the word “third” and replacing it with the word “sixth” immediately prior to the word “anniversary”.

2.Amendment of Compensation. Section 7 of the Consulting Agreement (as amended to date) is hereby amended by deleting clause (a) in its entirety and replacing it with the following:

“(a) During the Term, the Company shall pay you annual compensation of $25,000 per year, to be paid in quarterly installments.

3.No Other Amendments.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Consulting Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The Consulting Agreement, and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Consulting Agreement as amended by this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

T2 BIOSYSTEMS, INC. By:/s/ John McDonough Name: John McDonough Title: President & CEO

CONSULTANT:

/s/ Robert Langer_
Name: Dr. Robert Langer